PROSPECTUS

                      1,000,000 TRUST PREFERRED SECURITIES

                          INDEPENDENT CAPITAL TRUST I

                  9.28% CUMULATIVE TRUST PREFERRED SECURITIES
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                                     [LOGO]

                            ------------------------

    The 9.28% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") offered hereby will represent undivided beneficial interests in Independent Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"). Independent Bank Corp., a Massachusetts corporation (the "Corporation" or "Independent"), will be the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Trust Preferred Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities and investing the proceeds thereof in the 9.28% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures"), to be issued by the Corporation, and certain other limited activities described herein. The Junior Subordinated Debentures are scheduled to mature on May 19, 2027, which date may be shortened (such date, as it may be shortened, the "Stated Maturity Date") to a date not earlier than

                                                        (CONTINUED ON NEXT PAGE)
                         ------------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN THE TRUST PREFERRED SECURITIES.
                             ---------------------
THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
        AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                   CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.
                            ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                PRICE TO          UNDERWRITING        PROCEEDS TO
                                                                 PUBLIC          COMMISSION(1)        TRUST(2)(3)
Per Trust Preferred Security.............................        $25.00               (2)                $25.00
Total(4).................................................     $25,000,000             (2)             $25,000,000

(1) The Corporation and the Trust have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act. See "Underwriting."

(2) In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the Junior Subordinated Debentures, the Corporation, as issuer of the Junior Subordinated Debentures, has agreed to pay the Underwriters, as compensation, $0.94 per Trust Preferred Security, or $940,000 in the aggregate ($1,081,000 in the aggregate if the over-allotment option is exercised in full). See "Underwriting."

(3) Before deducting estimated expenses of $380,000 payable by the Corporation.

(4) The Trust has granted the Underwriters a 30-day option to purchase up to 150,000 additional Trust Preferred Securities on the same terms and conditions set forth above solely to cover over-allotments, if any. If this option is exercised in full, the total Price to Public and Proceeds to Trust will be $28,750,000. See "Underwriting."
                           --------------------------

    The Trust Preferred Securities are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Trust Preferred Securities will be made through the facilities of the Depository Trust Company in New York, New York on or about May 19, 1997 against payment therefor in immediately available funds.

LEGG MASON WOOD WALKER                                        PIPER JAFFRAY INC.

           INCORPORATED

                  THE DATE OF THIS PROSPECTUS IS MAY 14, 1997

(CONTINUED FROM THE PREVIOUS PAGE)

May 19, 2002 if certain conditions are met (including the Corporation having received prior regulatory approval to do so if then required under applicable capital guidelines or regulatory policies). The Trust Preferred Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Trust Preferred Securities--Subordination of Common Securities."

    The Trust Preferred Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company ("Depositary" or "DTC") or its nominee. Beneficial interests in such Trust Preferred Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Except as described herein, Trust Preferred Securities in certificate form will not be issued in exchange for global certificates. See "Book-Entry Issuance."

    Application has been made to list the Trust Preferred Securities on the Nasdaq National Market. Although the Underwriters have indicated an intention to make a market in the Trust Preferred Securities, the Underwriters are not obligated to make a market in the Trust Preferred Securities, and any market making may be discontinued at any time at the sole discretion of the Underwriters. There can be no assurance that a market will develop for the Trust Preferred Securities. See "Risk Factors--Absence of Existing Public Market" and "Underwriting."

    Holders of the Trust Preferred Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December each year, commencing June 30, 1997, at the annual rate of 9.28% of the Liquidation Amount of $25 per Trust Preferred Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date (as defined herein) or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Preferred Securities also will be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or to make any payment with respect to debt securities of the Corporation that rank PARI PASSU with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Preferred Securities are entitled will continue to accumulate) at the rate of 9.28% per annum, compounded quarterly, and holders of Trust Preferred Securities will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    The Corporation will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee and the Common Securities Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Trust Preferred Securities, but in each case only to the extent that the Trust has funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Preferred Securities. The Guarantee and the Common Securities Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Trust Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities." The obligations of the Corporation under the Guarantee, the Common Securities Guarantee and the Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior and Subordinated Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination"). See "Risk Factors--Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures." In addition, because the Corporation is a holding company, the Junior Subordinated Debentures, the Common Securities Guarantee and the Guarantee effectively will be subordinated to all existing and future liabilities, including deposits, of the Corporation's subsidiaries.

    The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures, (ii) in whole but not in part, at any time prior to May 19, 2002, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Corporation, upon the occurrence and continuation of a Special Event (as defined herein), and (iii) in whole or in part, on or after May 19, 2002, contemporaneously with the optional prepayment by the Corporation of all or part of the Junior Subordinated Debentures, in each case, at a redemption price equal to the aggregate Liquidation Amount of such Trust Securities, plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Trust Preferred Securities--Redemption."

    The Corporation will have the right at any time to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Trust Preferred Securities and (ii) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies of the Federal Reserve. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Preferred Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $25 per Trust Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Trust Preferred Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

                             ----------------------

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE TRUST PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF TRUST PREFERRED SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

    The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov.). The Corporation's common stock is traded on the Nasdaq National Market. Such reports, proxy statements and other information concerning the Corporation also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

    No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Trust Preferred Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "Independent Capital Trust I," "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

    1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.

    All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Trust Preferred Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

    The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to: Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, Attention:
Shareholder Relations (telephone (617) 878-6100).

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED HEREIN, (I) THE "INDENTURE" MEANS THE INDENTURE, TO BE DATED AS OF MAY 19, 1997, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE CORPORATION AND THE BANK OF NEW YORK, AS TRUSTEE (THE "DEBENTURE TRUSTEE"), RELATING TO THE JUNIOR SUBORDINATED DEBENTURES, (II) THE "TRUST AGREEMENT" MEANS THE AMENDED AND RESTATED DECLARATION OF TRUST RELATING TO THE TRUST AMONG THE CORPORATION, AS SPONSOR, THE BANK OF NEW YORK, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE"), THE BANK OF NEW YORK (DELAWARE), AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE"), AND THE ADMINISTRATIVE TRUSTEES NAMED THEREIN (COLLECTIVELY, WITH THE PROPERTY TRUSTEE AND DELAWARE TRUSTEE, THE "ISSUER TRUSTEES"), (III) THE "GUARANTEE" MEANS THE GUARANTEE AGREEMENT RELATING TO THE TRUST PREFERRED SECURITIES BETWEEN THE CORPORATION AND THE BANK OF NEW YORK, AS GUARANTEE TRUSTEE (THE "GUARANTEE TRUSTEE") AND (IV) THE "COMMON GUARANTEE" MEANS THE GUARANTEE AGREEMENT RELATING TO THE COMMON SECURITIES.

                             INDEPENDENT BANK CORP.

    The Corporation is the holding company of Rockland Trust Company (the "Bank"), a Massachusetts trust company which was chartered in 1907. Independent is headquartered in Rockland, Massachusetts and at December 31, 1996, the Corporation had consolidated assets of $1.1 billion, deposits of $918.6 million and stockholders' equity of $81.1 million.

    Through the Bank, the Corporation offers a full range of commercial and retail banking and trust services through its network of 33 banking offices, seven commercial lending centers, and two trust and financial services offices located in the Plymouth, Norfolk, and Bristol Counties of Southeastern Massachusetts. The Corporation is the only locally-based commercial bank in Plymouth County. As a community focused commercial bank, the Corporation seeks to service the needs of local customers in its market by developing long-term deposit and lending relationships. As such, the Corporation has become a prominent financial institution in Plymouth County, which represents the majority of its market area. At June 30, 1996 (the most recent date for deposit market share information), the Bank had approximately 16.6% of the deposits in Plymouth County. That amount represents approximately 169% of market share of its closest competitor. In addition, on the lending side of its business, the Corporation has been the leading originator of residential mortgages in Plymouth County for the last five years.

    In its lending activities, the Bank has emphasized the origination of residential and commercial loans within its primary market areas. At December 31, 1996, the Bank's gross loan portfolio consisted of 29.0% mortgage loans collateralized by commercial real estate, 28.5% mortgage loans collateralized by residential real estate, 17.9% commercial loans, 4.5% real estate construction loans, and 20.1% consumer loans. The Bank stresses asset quality through its emphasis on lending in its local markets where management is most qualified to make educated underwriting decisions and the application of generally conservative underwriting criteria.

                          INDEPENDENT CAPITAL TRUST I

    The Trust is a statutory business trust formed under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee and the three individual Administrative Trustees, who are officers of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures will be the sole assets of the Trust and, accordingly, payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation. The Trust's principal offices are located c/o The Bank of New York, 101 Barclay Street, New York, New York 10286 and its telephone number is (212) 815-5359.

                                  THE OFFERING

Trust Preferred Securities
    Issuer....................  Independent Capital Trust I
Securities Offered............  1,000,000 Trust Preferred Securities. The Trust Preferred
                                Securities represent undivided beneficial interests in the
                                Trust's assets, which will consist solely of the Junior
                                Subordinated Debentures and payments thereunder. The Trust has granted the Underwriters a 30-day option to purchase up to 150,000 additional Trust Preferred Securities at the
                                initial Price to the Public, solely to cover over-
                                allotments, if any. See "Underwriting."
Distributions.................  The Distributions payable on each Trust Preferred Security will be fixed at a rate per annum of 9.28% of the
                                Liquidation Amount of $25 per Trust Preferred Security, will be cumulative, will accrue from the date of issuance of the
                                Trust Preferred Securities, and will be payable quarterly in arrears on the last day of March, June, September and
                                December of each year, commencing on June 30, 1997 (subject to possible deferral as described below). The amount of each
                                Distribution due with respect to the Trust Preferred
                                Securities will include amounts accrued through the date the
                                Distribution payment is due. See "Description of the Trust
                                Preferred Securities-- Distributions."
Extension Periods.............  So long as no Debenture Event of Default (as defined herein)
                                has occurred and is continuing, the Corporation shall have the right to defer the payment of interest on the Junior
                                Subordinated Debentures. During an Extension Period,
                                Distributions on Trust Preferred Securities will be
                                deferred. No Extension Period will exceed 20 consecutive
                                quarterly periods, end on a date other than an Interest
                                Payment Date or extend beyond the Stated Maturity Date. See
                                "Description of Junior Subordinated Debentures--Option to
                                Extend Interest Payment Date" and "Certain Federal Income
                                Tax Consequences--Interest Income and Original Issue
                                Discount."
Maturity......................  The Junior Subordinated Debentures will mature on May 19,
                                2027 which date may be shortened (such date, as it may be
                                shortened, the "Stated Maturity Date") to a date not earlier than May 19, 2002 if certain conditions are met (including the Corporation having received prior approval of the
                                Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve).

Ranking.......................  The Trust Preferred Securities will rank PARI PASSU, and payments thereon will be made pro rata, with the Common
                                Securities except as described under "Description of Trust
                                Preferred Securities-- Subordination of Common Securities."
                                The Junior Subordinated Debentures will rank PARI PASSU with all other junior subordinated debentures (if any) issued by the Corporation (the "Other Debentures"), which are issued and sold (if at all) to other trusts established by the
                                Corporation (if any), in each case similar to the Trust
                                ("Other Trusts"), and will constitute unsecured obligations of the Corporation and will rank subordinate and junior in right of payment to all current and future Senior and
                                Subordinated Indebtedness to the extent and in the manner
                                set forth in the Indenture. See "Description of Junior
                                Subordinated Debentures." The Guarantee will rank PARI PASSU with all other guarantees (if any) issued by the Corporation with respect to trust preferred securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank
                                subordinate and junior in right of payment to all Senior
                                Indebtedness to the extent and in the manner set forth in
                                the Guarantee Agreement. See "Description of Guarantee." In
                                addition, because the Corporation is a holding company, the
                                Junior Subordinated Debentures and the Guarantee will be
                                effectively subordinated to all existing and future
                                liabilities of the Corporation's subsidiaries, including the
                                Bank's deposit liabilities. See "Description of Junior
                                Subordinated Debentures--Subordination."
Redemption....................  The Trust Preferred Securities will be subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior
                                Subordinated Debentures, (ii) in whole but not in part, at any time prior to May 19, 2002, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Corporation upon the occurrence and continuation of a
                                Special Event (as defined herein) and (iii) in whole or in part, on or after May 19, 2002, contemporaneously with the optional prepayment by the Corporation of all or part of the
                                Junior Subordinated Debentures, in each case, at a
                                redemption price equal to the accrued and unpaid
                                Distributions on the Trust Preferred Securities so redeemed to the Redemption Date, plus 100% of the Liquidation Amount thereof. See "Description of Trust Preferred
                                Securities--Redemption" and "Description of Junior
                                Subordinated Debentures."
Distribution of Junior
  Subordinated Debentures.....  The Corporation has the right at any time to terminate the
                                Trust and cause the Junior Subordinated Debentures to be
                                distributed to holders of Trust Securities in liquidation of the Trust, subject to the Corporation having received (i) an opinion of counsel that such distribution will not be a
                                taxable event to the holders of the Trust Preferred
                                Securities and (ii) prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the
                                Trust Preferred Securities--Distribution of Junior
                                Subordinated Debentures."

Absence of Market for the
  Trust Preferred
  Securities..................  The Trust Preferred Securities will be a new issue of securities for which there currently is no market. Although the Underwriters have informed the Trust and the Corporation that they currently intend to make a market in the Trust
                                Preferred Securities, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the
                                Trust Preferred Securities. The Trust Preferred Securities
                                have been approved for quotation on the Nasdaq National
                                Market under the symbol INDBP. See "Underwriting."
Guarantee.....................  The Corporation has guaranteed the payment of Distributions and payments on liquidation or redemption of the Trust
                                Preferred Securities, but only in each case to the extent of funds held by the Trust, as described herein. The
                                Corporation and the Trust believe that, taken together, the obligations of the Corporation under the Guarantee, the
                                Trust Agreement, the Junior Subordinated Debentures and the
                                Indenture provide, in the aggregate, a full, irrevocable and unconditional guaranty, on a subordinated basis, of all of the obligations of the Corporation relating to the Trust
                                Preferred Securities. The obligations of the Corporation
                                under the Guarantee and the Trust Preferred Securities are subordinate and junior in right of payment to all current
                                and future Senior and Subordinated Indebtedness of the
                                Corporation. If the Trust has insufficient funds to pay
                                Distributions on the Trust Preferred Securities (i.e., if
                                the Corporation has failed to make required payments under the Junior Subordinated Debentures), a holder of the Trust
                                Preferred Securities would have the right to institute a
                                legal proceeding directly against the Corporation to enforce payment of such Distributions to such holder. See
                                "Description of Junior Subordinated Debentures--Enforcement
                                of Certain Rights by Holders of the Trust Preferred
                                Securities," "Debenture Events of Default" and "Description
                                of Guarantee."
Limited Voting Rights.........  Holders of Trust Preferred Securities generally will have limited voting rights relating only to the modification of the Trust Preferred Securities and the exercise of the
                                Trust's rights as holder of Junior Subordinated Debentures.
                                Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or
                                decrease the number of, the Issuer Trustees, which voting
                                rights are vested exclusively in the holder of the Common
                                Securities except upon the occurrence of certain events
                                described herein.
Rating........................  The Trust Preferred Securities are rated "BB-" by Duff &
                                Phelps Credit Rating Co. ("Duff & Phelps"), which is below investment grade. Ratings are not a recommendation to
                                purchase, hold or sell the Trust Preferred Securities, as
                                ratings do not comment as to market price or suitability for a particular investor. The ratings are based on current
                                information furnished to Duff & Phelps by the Corporation
                                and obtained from other sources. The ratings may be changed, suspended or withdrawn at any time as a result of changes
                                in, or unavailability of, such information.

Nasdaq National Market
  Symbol......................  INDBP
Use of Proceeds...............  All of the proceeds to the Trust from the sale of the Trust
                                Securities will be invested by the Trust in the Junior
                                Subordinated Debentures. The Corporation intends to use the net proceeds from the sale of the Junior Subordinated
                                Debentures for general corporate purposes, including
                                contributions to the Bank to fund its operations and the
                                funding of repurchases of the Corporation's common stock
                                which may be made from time to time. Initially, the net
                                proceeds may be used to make short-term investments. See
                                "Use of Proceeds."
Risk Factors..................  For a discussion of considerations relevant to an investment in the Trust Preferred Securities which should be carefully considered by prospective investors, see "Risk Factors."

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE TRUST PREFERRED SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS. INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," "PROJECTED," "CONTEMPLATES" OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. NO ASSURANCE CAN BE GIVEN THAT THE FUTURE RESULTS COVERED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. CERTAIN OF THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS COVERED IN SUCH FORWARD-LOOKING STATEMENTS. OTHER FACTORS, SUCH AS THE GENERAL STATE OF THE ECONOMY, COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS COVERED IN SUCH FORWARD-LOOKING STATEMENTS.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR
  SUBORDINATED DEBENTURES; LIMITATIONS ON SOURCE OF FUNDS

    The obligations of the Corporation under the Guarantee issued by it for the benefit of the holders of Trust Preferred Securities, as well as under the Junior Subordinated Debentures, will be unsecured and will rank subordinate and junior in right of payment to all current and future Senior and Subordinated Indebtedness to the extent and in the manner set forth in the Guarantee and the Indenture, respectively. No payment may be made of the principal of, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior and Subordinated Indebtedness, or there has been an acceleration of the maturity thereof because of a default, or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures, until payment has been made on all Senior and Subordinated Indebtedness. At December 31, 1996, the Corporation had no Senior Indebtedness outstanding. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At December 31, 1996, the subsidiary of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $1.0 billion. Accordingly, the Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiary and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all current and future Senior and Subordinated Indebtedness in the same manner as the Junior Subordinated Debentures. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior and Subordinated Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures--'General" and "--Subordination."

    The ability of the Trust to pay amounts due on the Trust Preferred Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

    The Corporation is a holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiary. The Corporation relies primarily on dividends from the Bank to pay dividends to its stockholders and to meet its obligations for payment of its corporate expenses. There are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Bank. As of December 31, 1996, under applicable banking statutes and the Bank's dividend policy, the total capital available for payment of dividends by the Bank to the Corporation was approximately $24 million. However, federal and state bank regulatory agencies have the power to prohibit any act, including the payment of dividends, if such act would reduce the Bank's capital to a point that, in their opinion, would render the Bank undercapitalized and thus constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE
  CONSEQUENCES

    So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. As a consequence of any such deferral, quarterly Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 9.28% per annum, compounded quarterly) from the relevant payment date for such Distributions during any such Extension Period. During the pendency of any Extension Period, the Corporation generally will be prohibited from declaring or paying dividends on the Corporation's capital stock or from making payments with respect to debt securities which rank PARI PASSU with or junior to the Junior Subordinated Debentures. See "Description of Trust Preferred Securities-- Distributions."

    Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.28%, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Trust Preferred Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

    The Corporation has no current plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Preferred Securities will be required to accrue income (in the form of original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Trust Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Trust Preferred Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Trust Preferred Securities."

    Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Trust Preferred Securities is likely to be affected. A holder that disposes of its Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Preferred Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Trust Preferred Securities to be more volatile than the market prices of other securities that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

    Upon the occurrence and continuation of a Special Event (defined as a Tax Event, an Investment Company Event or a Regulatory Capital Event (in each case as defined under "Description of Junior Subordinated Debentures")) (whether occurring before or after May 19, 2002) the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Preferred Securities at a redemption price equal to the aggregate Liquidation Amount of such Trust Preferred Securities, plus accrued and unpaid interest thereon. The exercise of such right is subject to the Corporation having received any required regulatory approval. See "Description of Trust Preferred Securities--Redemption."

PROPOSED TAX LEGISLATION

    On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event, which would permit the Corporation, upon the approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Trust Preferred Securities by electing to prepay the Junior Subordinated Debentures. See "Description of Trust Preferred Securities--Redemption" and "Description of Junior Subordinated Debentures." See also "Certain Federal Income Tax Consequences--Proposed Tax Legislation."

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    The Corporation will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of the Trust Preferred Securities and (ii) the prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve and the receipt of any other required regulatory approval. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Trust Preferred Securities. Upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Trust Preferred Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

SHORTENING OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

    The Corporation will have the right at any time to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than five years from the date of issuance and thereby cause the Trust Preferred Securities to be redeemed on such earlier date. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Junior Subordinated Debentures--Redemption."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

    There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Trust Preferred Securities if a termination of the Trust were to occur. Accordingly, the Trust Preferred Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Trust Preferred Securities offered hereby. Because holders of Trust Preferred Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of the Trust Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

    The Guarantee will guarantee to the holders of the Trust Preferred Securities the following payments, to the extent not paid by or on behalf of the
Trust: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the redemption price with respect to the Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

    The holders of a majority in Liquidation Amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay the principal or interest (including Additional Sums, as defined below, if any), on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Trust Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Trust Preferred Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal and interest (including Additional Sums, if any), on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities," "--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement will provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the provisions of the Indenture. The Bank of New York will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. The Bank of New York will also act as Property Trustee and as Debenture Trustee under the Indenture. The Bank of New York (Delaware) will act as Delaware Trustee under the Trust Agreement.

LIMITED COVENANTS

    The covenants in the Indenture are limited, and there are no covenants relating to the Corporation in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures, or Trust Preferred Securities, respectively, in the event of a material adverse change in the Corporation or the Corporation's financial condition or results of operations or limits the ability of the Corporation or any subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether the Corporation will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee.

LIMITED VOTING RIGHTS

    Holders of Trust Preferred Securities generally will have limited voting rights relating only to the modification of the Trust Preferred Securities and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Trust Preferred Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust. Holders of Trust Preferred Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

ABSENCE OF EXISTING PUBLIC MARKET

    There is no existing market for the Trust Preferred Securities. The Trust Preferred Securities have been approved for quotation on the Nasdaq National Market under the symbol INDBP. There can be no assurance that an active and liquid trading market for the Trust Preferred Securities will develop or that a continued listing of the Trust Preferred Securities will be available on the Nasdaq National Market. Although the Underwriters have informed the Trust and the Corporation that the Underwriters intend to make a market in the Trust Preferred Securities offered hereby, the Underwriters are not obligated to do so and any such market-making activity may be terminated at any time without notice to the holders of the Trust Preferred Securities. Future trading prices of the Trust Preferred Securities will depend on many factors including, among other things, prevailing interest rates, the operating results and financial condition of the Corporation, and the market for similar securities.

TRADING CHARACTERISTICS OF THE TRUST PREFERRED SECURITIES

    The Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Trust Preferred Securities."

                             INDEPENDENT BANK CORP.

    The Corporation is the holding company of the Bank, a Massachusetts trust company which was chartered in 1907. Independent is headquartered in Rockland, Massachusetts and at December 31, 1996, the Corporation had consolidated assets of $1.1 billion, deposits of $918.6 million and stockholder's equity of $81.1 million.

    Through the Bank, the Corporation provides a full range of commercial and retail banking and trust services through its network of 33 banking offices, seven commercial lending centers, and two trust and financial services offices located in the Plymouth, Norfolk, and Bristol Counties of Southeastern Massachusetts. The Corporation is the only locally based commercial bank in Plymouth County. As a community focused commercial bank, the Corporation seeks to service the needs of local customers in its market by developing long-term deposit and lending relationships. As such, the Corporation has become a prominent financial institution in Plymouth County, which represents the majority of its market area. At June 30, 1996 (the most recent date for deposit market share information), the Bank had approximately 16.6% of the deposits in Plymouth County. That amount represents approximately 169% of market share of its closest competitor. In addition, on the lending side of its business, the Corporation has been the leading originator of residential mortgages in Plymouth County for the last five years.

    In its lending activities, the Bank has emphasized the origination of residential and commercial loans within its primary market areas. At December 31, 1996, the Bank's gross loan portfolio consisted of 29.0% mortgage loans collateralized by commercial real estate, 28.5% mortgage loans collateralized by residential real estate, 17.9% commercial loans, 4.5% real estate construction loans, and 20.1% consumer loans. The Bank stresses asset quality through its emphasis on lending in its local markets where management is most qualified to make educated underwriting decisions and the application of generally conservative underwriting criteria.

    The Corporation is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"), and as such is subject to regulation by the Federal Reserve. The Bank is subject to regulation and examination by the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner") and the Federal Deposit Insurance Corporation ("FDIC"). The majority of Rockland's deposit accounts are insured to the maximum extent permitted by law by the Bank Insurance Fund ("BIF") which is administered by the FDIC. In 1994, the Bank purchased the deposits of three branches of a failed savings and loan association from the Resolution Trust Corporation. These deposits are insured to the maximum extent permitted by law by the Savings Association Insurance Fund ("SAIF").

    The Corporation currently is in compliance with all regulatory capital requirements. At December 31, 1996, the Corporation had Tier 1 capital and total capital equal to 10.89% and 12.15% of total risk-adjusted assets, respectively, and Tier 1 leverage capital equal to 7.35% of total assets. The Corporation reported net income of $11.6 million, or $0.79 per share, for the year ended December 31, 1996, which equated to a 15.2% return of average equity and 1.13% return on average assets.

    The principal executive offices of the Corporation are located at 288 Union Street, Rockland, Massachusetts 02370, and its telephone number is (617) 878-6100.

                                USE OF PROCEEDS

    All of the gross proceeds from the sale of the Trust Preferred Securities and the Common Securities will be invested by the Trust in the Junior Subordinated Debentures. The estimated net proceeds of approximately $23,680,000 ($27,289,000 if the Underwriters' over-allotment option is exercised in full) will be available to the Corporation for general corporate purposes, including contributions to the Bank to fund its operations, the funding of one or more future acquisitions and the funding of repurchases of the Corporation's common stock which may be made from time to time. From time to time, the Corporation investigates and holds discussions and negotiations in connection with possible transactions with other financial institutions and holding companies thereof. As of the date of this Prospectus, the Corporation has not entered into any agreements or understandings with respect to any such acquisitions or any other material transactions of the type referred to above. Initially, the net proceeds may be used to make short-term investments.

    The Trust Preferred Securities will be eligible to qualify as Tier 1 Capital under the capital guidelines of the Federal Reserve, provided that under current Federal Reserve guidelines no more than 25% of the Corporation's Tier 1 Capital may comprise Trust Preferred Securities and other capital securities and cumulative preferred stock of the Corporation.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratios of earnings to fixed charges of the Corporation on a consolidated basis for the respective periods indicated.

                                                                         YEAR ENDED DECEMBER 31,
                                                          -----------------------------------------------------
                                                            1996       1995       1994       1993       1992
                                                          ---------  ---------  ---------  ---------  ---------
Ratios of Earnings to Fixed Charges:
  Including interest on deposits........................    1.54x      1.51x      1.43x      1.22x      1.01x
  Excluding interest on deposits........................    4.26x      5.00x      5.66x      4.54x      1.25x

    For purposes of computing the ratios of earnings to fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, include gross interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other) and one-third of rent expenses which approximates the interest expense of such charges.

                                 CAPITALIZATION

    The following table sets forth the unaudited consolidated capitalization of the Corporation as of December 31, 1996, and such capitalization as adjusted, to give effect to the consummation of the offering of the Trust Preferred Securities offered hereby. The following data should be read in conjunction with the financial information included in documents incorporated herein by reference or included herein. See "Incorporation of Certain Documents by Reference."

                                                                        DECEMBER 31, 1996
                                                                    --------------------------
                                                                       ACTUAL     AS ADJUSTED
                                                                    ------------  ------------

                                                                      (DOLLARS IN THOUSANDS)
Deposits..........................................................  $    918,572  $    918,572
Advances from Federal Home Loan Bank..............................        78,000        78,000
Federal funds purchased and assets sold under agreements to
  repurchase......................................................           840           840
Treasury tax and loan notes.......................................         2,296         2,296
Other liabilities.................................................        11,975        11,975
                                                                    ------------  ------------
Total liabilities.................................................  $  1,011,683  $  1,011,683
                                                                    ------------  ------------
Corporation-obligated mandatorily redeemable trust preferred securities of subsidiary trust holding solely junior
  subordinated debentures of the Corporation(1)...................       --             25,000
                                                                    ------------  ------------
Stockholders' equity:
  Preferred stock, par value $.01 per share, 1,000,000 shares
    authorized, none issued.......................................       --            --
  Common stock, par value $0.01 per share, 30,000,000 shares
    authorized, 14,604,501 shares issued..........................           146           146
  Surplus.........................................................        44,433        44,433
  Retained earnings...............................................        36,666        36,666
  Unrealized loss on securities available for sale, net of tax....          (135)         (135)
                                                                    ------------  ------------
Total stockholders' equity........................................        81,110        81,110
                                                                    ------------  ------------
Total liabilities, minority interest in subsidiaries and
  stockholders' equity............................................  $  1,092,793  $  1,117,793
                                                                    ------------  ------------
                                                                    ------------  ------------

------------------------

(1) Reflects the Trust Preferred Securities at their issue price, and does not give effect to the over-allotment option granted to the Underwriters. See "Underwriting." As described herein, the sole assets of the Trust, which is a subsidiary of the Corporation, will be $25,774,000 aggregate principal amount of the Junior Subordinated Debentures (including the amounts attributable to the issuance of the Common Securities of the Trust), which will mature on May 19, 2027. The Corporation will own all of the Common Securities issued by the Trust.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Corporation. The Trust Preferred Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Corporation-Obligated Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation" and appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Corporation. For financial reporting purposes, the Corporation will record Distributions payable on the Trust Preferred Securities as a minority interest expense in its consolidated statements of income.

                              RECENT DEVELOPMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The summary consolidated financial data as of and for the three month periods ended March 31, 1997 and 1996 have been derived from the unaudited consolidated financial statements of the Corporation which have been prepared by management on the same basis as the audited consolidated financial statements of the Corporation incorporated by reference herein and, in the opinion of management of the Corporation, reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data as of such dates.

                                                                                        MARCH 31,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
BALANCE SHEET DATA:
Total assets.........................................................................  $  1,118,767   $1,092,793
Loans, net of unearned discount......................................................       715,714      695,406
Securities held to maturity..........................................................       301,182      290,894
Securities available for sale........................................................        31,463       26,449
Total deposits.......................................................................       909,370      918,572
Stockholders' equity.................................................................        82,908       81,110
Nonperforming loans..................................................................         4,287        4,462
Nonperforming assets.................................................................         4,833        4,733
Reserve for possible loan losses.....................................................        12,142       12,221

                                                                                              THREE MONTHS
                                                                                            ENDED MARCH 31,
                                                                                       --------------------------
                                                                                           1997          1996
                                                                                       ------------  ------------
OPERATIONS DATA:
Interest income......................................................................  $     20,626   $   18,564
Interest expense.....................................................................         8,799        7,699
                                                                                       ------------  ------------
Net interest income..................................................................        11,827       10,865
Provision for possible loan losses...................................................           500          250
                                                                                       ------------  ------------
Net interest income after provision for loan losses..................................        11,327       10,615
Non-interest income..................................................................         3,157        3,143
Non-interest expense.................................................................         9,788        9,687
                                                                                       ------------  ------------
Income before income taxes...........................................................         4,696        4,071
Income taxes.........................................................................         1,699        1,494
                                                                                       ------------  ------------
Net income...........................................................................  $      2,997   $    2,577
                                                                                       ------------  ------------
                                                                                       ------------  ------------
PER SHARE DATA:
Net income...........................................................................  $        .20   $      .18
Cash dividends.......................................................................           .08          .06
Book value, end of period............................................................          5.67         5.10

                                                                                                 AT OR FOR THE THREE
                                                                                                  MONTHS ENDED MARCH
                                                                                                         31,
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
SELECTED FINANCIAL RATIOS(1):
Return on average assets.......................................................................       1.09%      1.06%
Return on average equity.......................................................................      14.55      14.05
Net interest margin............................................................................       4.60       4.79
Operating expenses as a percent of average assets(2)...........................................       3.61       4.00

Nonperforming assets as a percent of total assets at end of period.............................        .43        .67
Reserve for possible loan losses as a percent of nonperforming loans at end of period..........     283.23     193.29
Dividend payout ratio..........................................................................      39.00      33.80
Capital ratios at end of period:
  Tier 1 leverage capital ratio................................................................       7.33       7.35
  Tier 1 risk-based capital ratio..............................................................      11.09      10.63
  Total risk-based capital ratio...............................................................      12.35      11.89

------------------------

(1) With the exception of end-of-period ratios, all ratios are based on average daily balances during the indicated periods.

(2) Annualized

    The Corporation earned $3.0 million or $.20 per share during the three months ended March 31, 1997, compared to $2.6 million or $.18 per share for the comparable quarter in 1996. The $420,000 or 16.3% increase was primarily due to a $962,000 or 8.9% increase in net interest income. The increase in net interest income was due to a $68.0 million or 10.7% increase in the average balance of the loan portfolio, net of unearned discount, resulting from increases in both the residential and commercial real estate portfolios and indirect automobile lending, as well as a $56.5 million or 21.0% increase in the investment securities portfolio, which reflects the Corporation's strategy of leveraging its capital. The average balance of borrowings increased by $50.7 million or 93.0%, while the average balance of deposits increased by $64.1 million or 7.7%. The provision for loan losses increased by $250,000 or 50%, as management determined that an increase was appropriate due to the increase in the size of the loan portfolio.

    The Corporation's non-interest income was essentially unchanged during the three months ended March 31, 1997 over the comparable period. During the current quarter, income from trust services increased by $100,000 or 17%. This increase was offset by a non-recurring recovery of $95,000 during the March 1996 quarter associated with a former real estate owned property.

    The Corporation's non-interest expense increased by $101,000 or 1.0% during the quarter ended March 31, 1997 over the comparable period. As previously reported, in connection with a change in the Bank's pension plan which was effective January 1, 1997, the Corporation recognized $394,000 of previously accrued pension liability as a credit against non-interest expense during the March 31, 1997 quarter. Without giving effect to the aforementioned credit, non-interest expense increased by $495,000 or 5.0%.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    The selected consolidated financial data below should be read in connection with the financial information included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                                              AT DECEMBER 31,
                                                          -------------------------------------------------------
                                                             1996        1995       1994       1993       1992
                                                          -----------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Total assets............................................  $ 1,092,793  $ 987,589  $ 929,194  $ 829,681  $ 807,146
Loans, net of unearned discount.........................      695,406    628,141    590,689    487,584    499,052
Securities held to maturity.............................      290,894    226,896    256,785    266,544    194,635
Securities available for sale...........................       26,449     32,628      4,250     --         --
Total deposits..........................................      918,572    871,085    796,612    743,385    729,020
Stockholders' equity....................................       81,110     72,572     64,202     57,385     52,746
Nonperforming loans.....................................        4,462      5,271      7,864     16,982     28,802
Nonperforming assets....................................        4,733      5,909     11,730     25,866     44,714
Reserve for possible loan losses........................       12,221     12,088     13,719     15,485     15,971

                                                                          YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------------------
                                                             1996        1995       1994       1993       1992
                                                          -----------  ---------  ---------  ---------  ---------
OPERATIONS DATA:
Interest income.........................................  $    77,211  $  73,031  $  63,487  $  57,450  $  63,055
Interest expense........................................       32,354     29,143     22,029     22,920     29,127
                                                          -----------  ---------  ---------  ---------  ---------
Net interest income.....................................       44,857     43,888     41,458     34,530     33,928
Provision for possible loan losses......................        1,750      1,000        801      5,075     11,014
                                                          -----------  ---------  ---------  ---------  ---------
Net interest income after provision for loan losses.....       43,107     42,888     40,657     29,455     22,914
Non-interest income.....................................       12,709     11,480     11,470     12,995     17,059
Non-interest expenses...................................       38,066     39,252     42,481     37,331     39,583
                                                          -----------  ---------  ---------  ---------  ---------
Income before income taxes..............................       17,750     15,116      9,646      5,119        390
Income taxes............................................        6,153      4,729      1,533        483        215
                                                          -----------  ---------  ---------  ---------  ---------
Net income..............................................  $    11,597  $  10,387  $   8,113  $   4,636  $     175
                                                          -----------  ---------  ---------  ---------  ---------
                                                          -----------  ---------  ---------  ---------  ---------
PER SHARE DATA:
Net income..............................................        $0.79      $0.71      $0.56      $0.32      $0.03
Cash dividends..........................................         0.25       0.18       0.08     --         --
Book value, end of period...............................         5.55       5.00       4.45       3.98       3.66

                                                                   AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------------------
                                                             1996        1995       1994       1993       1992
                                                          -----------  ---------  ---------  ---------  ---------
SELECTED FINANCIAL RATIOS(1):
Return on average assets................................         1.13%      1.10%      0.94%      0.59%      0.02%
Return on average equity................................        15.20      15.28      13.36       8.48       0.56
Net interest margin.....................................         4.70       4.99       5.18       4.74       4.74
Operating expenses as a percent of average assets.......          3.7        4.1        4.9        4.7        4.9
Nonperforming assets as a percent of total assets at end
  of period.............................................         0.43       0.60       1.26       3.12       5.54
Reserve for possible loan losses as a percent of
  nonperforming loans at end of period..................       273.89     229.33     174.45      91.18      55.45
Dividend payout ratio...................................         31.6       25.4       14.3        N/A        N/A
Capital ratios at end of period:
  Tier 1 leverage capital ratio.........................         7.35       7.24       6.76       6.83       6.50
  Tier 1 risk-based capital ratio.......................        10.89      10.67      10.05      10.71       9.67
  Total risk-based capital ratio........................        12.15      11.92      11.31      11.98      10.94

------------------------
(1) With the exception of end-of-period ratios, all ratios are based on average daily balances during the indicated periods.

                     MANAGEMENT OF INDEPENDENT AND THE BANK

    The executive officers and directors of the Corporation and the Bank are as follows:

NAME                                                                    POSITION
-------------------------------------  --------------------------------------------------------------------------
John F. Spence, Jr...................  Chairman of the Board of Directors and Chief Executive Officer of the
                                       Company; Chairman of the Board of the Directors of the Bank

Douglas H. Philipsen.................  President of the Company; President and Chief Executive Officer of the
                                       Bank

Richard J. Seaman....................  Chief Financial Officer and Treasurer of the Company and the Bank

Richard F. Driscoll..................  Executive Vice President, Retail and Operations Division of the Bank

Ferdinand T. Kelley..................  Executive Vice President, Commercial Lending Division of the Bank

S. Lee Miller........................  Executive Vice President, Trust and Financial Services Division of the
                                       Bank

Raymond G. Fuerschbach...............  Senior Vice President and Human Resource Officer of the Bank

Richard S. Anderson..................  Director

Donald S. Atkins.....................  Director

W. Paul Clark........................  Director

Robert L. Cushing....................  Director

Benjamin A. Gilmore, II..............  Director

Lawrence M. Levinson.................  Director

Richard H. Sgarzi....................  Director

Robert J. Spence.....................  Director

William J. Spence....................  Director

Brian S. Tedeschi....................  Director

Thomas J. Teuten.....................  Director

    JOHN F. SPENCE, JR. Mr. Spence is Chairman of the Board of Directors and Chief Executive Officer of the Company and Chairman of the Bank. He served as President of the Company from January to December 1991. Mr. Spence has been a director of the Bank since 1951 and served in various executive positions with the Bank beginning in 1965, including Chief Executive Officer, a position he held from 1976 until 1991. He became Chairman of the Board of the Bank in 1972 and Chairman of the Board of Directors and Chief Executive Officer of the Company in 1986.

    DOUGLAS H. PHILIPSEN. Mr. Philipsen is President of the Company and President and Chief Executive Officer of the Bank. Mr. Philipsen joined the Bank in December 1991 as President, Chief Executive Officer and a director. At that time, he also became President and a director of the Company. From October 1987 through November 1990, Mr. Philipsen served as President and Chief Executive Officer of

Bank of New England-Worcester, Worcester, Massachusetts, and its predecessor financial institutions, Guaranty Bank & Trust and Consumers Savings Bank.

    RICHARD SEAMAN. Mr. Seaman has been the Chief Financial Officer and Treasurer of the Company and the Bank since July 1992. From December 1990 to July 1992, Mr. Seaman was a management consultant with RJS Associates and Danielson Associates, Inc., Rockville, Maryland, providing consulting to the financial services industry on, among other matters, troubled bank rehabilitation.

    RICHARD F. DRISCOLL. Mr. Driscoll has been Executive Vice President, Retail and Operations Division of the Bank since March 1992. Prior thereto, Mr. Driscoll served as Executive Vice President--Dealer Lending Division of Fleet Bank--Massachusetts, N.A. from July 1991 to March 1992.

    FERDINAND T. KELLEY. Mr. Kelley has served as Executive Vice President, Commercial Lending Division of the Bank, since February 1993. Prior thereto, Mr. Kelley served as Senior Vice President and Credit Administrator of Multibank Financial Corp., Dedham, Massachusetts, from August 1992 to January 1993. From February 1990 to July 1991, Mr. Kelley was the Regional President of the Worcester Region (Central Massachusetts) of Bank of New England, N.A., and continued in that position with Fleet Bank of Massachusetts, N.A., from July 1991 to August 1992 following the Bank of New England's acquisition by Fleet Bank.

    S. LEE MILLER. Mr. Miller has been Executive Vice President, Trust and Financial Services Division of the Bank since July 1994. Prior thereto, Mr. Miller was President and Chief Executive Officer of Old Stone Trust Company, a subsidiary of Old Stone Bank in Providence, Rhode Island from 1971 through July 1994.

    RAYMOND G. FUERSCHBACH. Mr. Fuerschbach has served as Senior Vice President, Human Resources Division of the Bank, since April 1994. Prior thereto, Mr. Fuerschbach had been Vice President and Human Resource Officer of the Bank since November 1992. From January 1991 to October 1992, Mr. Fuerschbach served as Director of Human Resources for Cliftex Corp., New Bedford, Massachusetts, a tailored clothing manufacturer.

    RICHARD S. ANDERSON. Mr. Anderson is an owner and principal executive of Anderson-Cushing Insurance Agency, Inc. (insurance broker, Middleboro, Massachusetts). Mr. Anderson became a director of the Company and the Bank in 1992 and served as a director of Middleborough from 1980 until its merger with the Bank.

    DONALD K. ATKINS. Mr. Atkins served as President and Chief Executive Officer of Winthrop-Atkins Co., Inc. (manufacturer of calendars, Middleboro, Massachusetts) until his retirement in 1987. Mr. Atkins, a director of the Company since 1986, became a director of the Bank in 1992 and served as a director of Middleborough from 1963 until its merger with the Bank.

    W. PAUL CLARK. Mr. Clark is the President and General Manager of Paul Clark, Inc. (Ford and Volkswagen dealership, Brockton, Massachusetts). Mr. Clark has served as a director of the Bank since 1970 and of the Company since 1986.

    ROBERT L. CUSHING. Mr. Cushing is owner of Robert L. Cushing Insurance (insurance broker associated with Anderson-Cushing Insurance Agency, Inc., Middleboro, Massachusetts). Mr. Cushing was a director of Middleborough from 1957 until 1990 at which time he became an honorary director of Middleborough. Mr. Cushing became a director of the Company in 1986 and an honorary director of the Bank in 1992.

    BENJAMIN A. GILMORE II. Mr. Gilmore is President of Gilmore Cranberry Co. (cranberry grower, South Carver, Massachusetts). Mr. Gilmore became a director of Middleborough in 1989 and a director of the Company and the Bank in 1992.

    LAWRENCE M. LEVINSON. Mr. Levinson is a partner in the law firm of Burns & Levinson, Boston, Massachusetts and has been a practicing attorney in Boston since 1948. Mr. Levinson was a director of the

Bank from 1960 until 1990, at which time he became an honorary director of the Bank. Mr. Levinson has served as a director of the Company since 1986. Mr. Levinson is also a director of Arrow Automotive Industries, Inc. and Sonesta International Hotels Corporation.

    RICHARD H. SGARZI. Mr. Sgarzi is the Treasurer of Black Cat Cranberry Corp. (cranberry grower, Plymouth, Massachusetts). Mr. Sgarzi has served as a director of the Company since 1994 and of the Bank since 1980.

    ROBERT J. SPENCE. Mr. Spence is President of Albert Culver Co. (retail fuel company, Rockland, Massachusetts). Mr. Spence has served as a director of the Bank since 1961 and of the Company since 1986.

    WILLIAM J. SPENCE. Mr. Spence is President of Mass. Bay Lines, Inc. (excursion boat rentals, Boston, Massachusetts) and President of New Boston Concessions, Inc. (food and beverage concessionaire, Boston, Massachusetts). Mr. Spence became a director of the Bank in 1966 and a director of the Company in 1986.

    BRIAN S. TEDESCHI. Mr. Tedeschi is President of Tedeschi Realty Corp. (real estate development, Rockland, Massachusetts). Mr. Tedeschi has served as a director of the Bank since 1980 and of the Company since 1991.

    THOMAS J. TEUTEN. Mr. Teuten is Executive Vice President, A.W. Perry, Inc. and A.W. Perry Security Corporation (real estate investment, Boston, Massachusetts). Mr. Teuten has served as a director of the Bank since 1975 and of the Company since 1986.

                          INDEPENDENT CAPITAL TRUST I

    The Trust is a statutory business trust formed under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures will be the sole assets of the Trust, and, accordingly, payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned by the Corporation. The Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of Trust Preferred Securities--Subordination of Common Securities." The Corporation will acquire Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by the Corporation as holder of the Common Securities. The Issuer Trustees for the Trust will be The Bank of New York, as the Property Trustee, The Bank of New York (Delaware), as the Delaware Trustee and three Administrative Trustees who are officers of the Corporation or the Bank. The Bank of New York, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. The Bank of New York will also act as indenture trustee under the Guarantee and the Indenture. See "Description of Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in Liquidation Amount of the Trust Preferred Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses, debts and obligations (other than the payment of principal, interest and premium, if any, on the Trust Securities) related to the Trust and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities (other than the payment of principal, interest and premium, if any, on the Trust Securities) of the Trust. The principal executive office of the Trust is c/o The Bank of New York, 101 Barclay Street, New York, New York 10286.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

    The Trust Preferred Securities will represent undivided beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Trust Preferred Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    Pursuant to the terms of the Trust Agreement, the Issuer Trustees, on behalf of the Trust, will issue the Trust Securities. All of the Common Securities will be owned by the Corporation. The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The Trust Agreement does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust.

    The Trust Preferred Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Guarantee."

DISTRIBUTIONS

    PAYMENT OF DISTRIBUTIONS. Distributions on each Trust Preferred Security will be cumulative, will accumulate from May 19, 1997 and will be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing June 30, 1997, at the annual rate of 9.28% of the stated Liquidation Amount of $25, to the holders of the Trust Preferred Securities on the relevant record date which, for so long as the Trust Preferred Securities remain in book-entry form, will be one Business Day (as defined below) prior to the relevant Distribution Date and, in the event the Trust Preferred Securities are not in book-entry form, will be the fifteenth day of the month in which the relevant Distribution Date occurs. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York or Rockland, Massachusetts are authorized or required by law or executive order to remain closed.

    EXTENSION PERIOD. So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to elect to defer the payment of interest on the

Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, quarterly Distributions on the Trust Preferred Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Trust Preferred Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9.28% thereof, compounded quarterly from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

    Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank PARI PASSU with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks PARI PASSU with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

    The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

    SOURCE OF DISTRIBUTION. The revenue of the Trust available for distribution to holders of the Trust Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds on hand

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
legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantee."

REDEMPTION

    MANDATORY REDEMPTION. Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice of a date of redemption (the "Redemption Date"), at a redemption price equal to 100% of the principal amount of the Trust Securities together with accrued and unpaid interest thereon. See "Description of Junior Subordinated Debentures--Redemption." If less than all of the Junior Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated PRO RATA to the Trust Securities.

    OPTIONAL REDEMPTION. The Corporation will have the right to redeem the Junior Subordinated Debentures on or after May 19, 2002, in whole at any time or in part from time to time at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to receipt of prior approval by the Federal Reserve. See "Description of Junior Subordinated Debentures-- Redemption."

    TAX EVENT, INVESTMENT COMPANY EVENT, REGULATORY CAPITAL EVENT OR DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES. If a Special Event shall occur and be continuing, the Corporation will have the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the redemption price within 90 days following the occurrence of such Special Event, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event a Special Event, has occurred and is continuing and the Corporation does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust as described below, such Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

    DEFINITIONS

    "Additional Sums" means the additional amounts as may be necessary to be paid by the Corporation with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities of the Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

    An "Investment Company Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the Trust Preferred Securities.

    "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the redemption price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

    "Liquidation Amount" means the stated amount of $25 per Trust Security.

    A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or
(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after date of the original issuance of the Trust Preferred Securities, the Trust Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier I Capital (or its then equivalent); PROVIDED, HOWEVER, that the distribution of the Junior Subordinated Debentures in connection with the termination of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event.

    A "Special Event" means a Tax Event, an Investment Company Event or a Regulatory Capital Event, as the case may be.

    A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the original issuance of the Trust Preferred Securities, there is more than an insubstantial risk that
(i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    The Corporation will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Trust Preferred Securities and (ii) the prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

    After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities and held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

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
    There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

REDEMPTION PROCEDURES

    If applicable, Trust Securities shall be redeemed at the redemption price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the redemption price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such redemption price. See also "--Subordination of Common Securities."

    If the Trust gives a notice of redemption in respect of the Trust Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Trust Preferred Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the redemption price and will give DTC or its nominees irrevocable instructions and authority to pay the redemption price to the holders of such Trust Preferred Securities. See "Book-Entry Issuance." If such Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for such Trust Preferred Securities funds sufficient to pay the aggregate redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price, but without interest on such redemption price and such Trust Preferred Securities will cease to be outstanding. In the event that any Redemption Date of Trust Preferred Securities is not a Business Day, then the redemption price, payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the redemption price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee," (i) Distributions on Trust Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such redemption price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the redemption price.

    Subject to applicable law (including, without limitation, United States federal securities law and the regulations of the Federal Reserve), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

    Payment of the redemption price on the Trust Preferred Securities shall be made on the Redemption Date.

    If less than all of the Trust Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate redemption price for such Trust Securities to be redeemed shall be allocated PRO RATA to the Trust Preferred Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities. The Property Trustee shall promptly notify the security registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the redemption price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the redemption price of, the Trust Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or redemption price of, the Trust Preferred Securities then due and payable.

    In the case of any Event of Default under the Trust Agreement relating to a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

    The Corporation will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Trust Preferred Securities, and (ii) the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "--Distribution of Junior Subordinated Debentures."

    In addition, the Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of

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
all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

    If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a PRO RATA basis, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

    If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

    If the Corporation elects to liquidate the Trust and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in liquidation of the Trust, the Corporation shall continue to have the right to shorten the maturity of such Junior Subordinated Debentures, subject to certain conditions. See "Description of Junior Subordinated Debentures-- General."

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
EVENTS OF DEFAULT; NOTICE

    Any one of the following events that has occurred and is continuing constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Trust Preferred Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

        (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

       (iii) default by the Trust in the payment of the redemption price of any Trust Security when it becomes due and payable; or

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in clause (ii) or (iii) above), and continuation of such default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

        (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

    Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities as described under "--Liquidation Distribution Upon Termination" and "--Subordination of Common Securities." Upon a Debenture Event of Default, unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to the Corporation (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then outstanding shall have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the Trust Preferred Securities have the right in certain circumstances to bring a Direct Action. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

REMOVAL OF ISSUER TRUSTEES

    Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of Trust Property may at the time be located, the Corporation as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

    Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

    The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed or quoted, if any, (iv) if the Trust Preferred Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

    Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

    The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or reduce the amount payable on redemption thereof or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

    So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Trust Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Trust Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Trust Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

    Any required approval of holders of Trust Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Preferred Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

    Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by the Corporation, the Trustees or any affiliate of the Corporation or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL TRUST PREFERRED SECURITIES

    The Trust Preferred Securities will be represented by one or more global certificates registered in the name of the Depositary or its nominee ("Global Trust Preferred Security"). Beneficial interests in the Trust Preferred Securities will be shown on, and transfer thereof will be effected only through, records maintained by persons that have accounts with such Depositary ("Participants"). Except as described below, Trust Preferred Securities in the certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

    A global security shall be exchangeable for Trust Preferred Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered to act as such depository, (ii) the Trust in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in such global security. In the event that Trust Preferred Securities are issued in definitive form, such Trust

Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Unless and until it is exchanged in whole or in part for the individual Trust Preferred Securities represented thereby, a Global Trust Preferred Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    Payments on Trust Preferred Securities represented by a global security will be made to the Depositary, as the depositary for the Trust Preferred Securities. In the event the Trust Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Trust Preferred Securities will be registrable, and Trust Preferred Securities will be exchangeable for Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other manners, see "Book-Entry Issuance."

    Upon the issuance of a Global Trust Preferred Security, and the deposit of such Global Trust Preferred Security with or on behalf of the Depositary, the Depositary for such Global Trust Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Trust Preferred Securities represented by such Global Trust Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Trust Preferred Securities. Ownership of beneficial interests in a Global Trust Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Trust Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interest in a Global Trust Preferred Security.

    So long as the Depositary for a Global Trust Preferred Security, or its nominee, is the registered owner of such Global Trust Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented by such Global Trust Preferred Security for all purposes under the Trust Agreement governing such Trust Preferred Securities. Except as provided below, owners of beneficial interest in a Global Trust Preferred Security will not be entitled to have any of the individual Trust Preferred Securities represented by such Global Trust Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

    None of the Corporation, the Property Trustee, any Paying Agent (as defined below), or the Securities Registrar (defined below) for such Trust Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Trust Preferred Security representing such Trust Preferred Securities or for maintaining supervising or reviewing any records relating to such beneficial ownership interests.

    The Corporation expects that the Depositary for Trust Preferred Securities or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Trust Preferred Security immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Trust Preferred Security as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Trust Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    If the Depositary for the Trust Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Trust will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described herein relating to such Trust Preferred Securities, determine not to have any Trust Preferred Securities represented by one or more Global Trust Preferred Securities and, in such event, will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security or Securities representing the Trust Preferred Securities. Further, if the Trust so specifies with respect to the Trust Preferred Securities, an owner of a beneficial interest in a Global Trust Preferred Security representing the Trust Preferred Securities may, on terms acceptable to the Trust, the Property Trustee and the Depositary for such Global Trust Preferred Security, receive individual Trust Preferred Securities in exchange for such beneficial interests, subject to any limitations described herein. In any such instance, an owner of a beneficial interest in a Global Trust Preferred Security will be entitled to physical delivery of individual Trust Preferred Securities represented by such Global Trust Preferred Security equal in Liquidation Amount to such beneficial interest and to have such Trust Preferred Securities registered in its name. Individual Trust Preferred Securities so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Trust Preferred Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates, or in respect of the Trust Preferred Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

    The Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities. Registration of transfers of the Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

    Holders of the Trust Securities have no preemptive or similar rights.

    The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

RATING

    The Trust Preferred Securities are rated "BB-" by Duff & Phelps, which is below investment grade. Ratings are not a recommendation to purchase, hold or sell the Trust Preferred Securities, as ratings do not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to Duff & Phelps by the Corporation and obtained from other sources. The ratings may be changed, suspended or withdrawn at any time as a result of changes in, or unavailability of, such information.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures are to be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. The form of the Indenture has been filed as an Exhibit to the Registration Statement.

    Concurrently with the issuance of the Trust Preferred Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Junior Subordinated Debentures issued by the Corporation. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.

GENERAL

    The Junior Subordinated Debentures will bear interest at the annual rate of 9.28% of the principal amount thereof, payable quarterly in arrears on the last day of March, June, September and December of each year (each, an "Interest Payment Date"), commencing June 30, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, on the fifteenth day of the month in which the relevant Interest Payment Date occurs. Notwithstanding the above, in the event that either (i) Junior Subordinated Debentures are held by the Property Trustee and the Trust Preferred Securities are no longer in book-entry only form or (ii) the Junior Subordinated Debentures are not represented by a Global Subordinated Debenture (as defined herein), the record date for such payment shall be the first day of the month in which such payment is made. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.28% thereof, compounded quarterly. The term "interest," as used herein, shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

    The Junior Subordinated Debentures will mature on May 19, 2027 (such date, as it may be shortened as hereinafter described, the "Stated Maturity Date"). Such date may be shortened once at any time by the Corporation to any date not earlier than May 19, 2002 subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event that the Corporation elects to shorten the Stated Maturity Date of the Junior Subordinated Debentures, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such shortening to the holders of the Junior Subordinated Debentures no less than 90 days prior to the effectiveness thereof.

    The Junior Subordinated Debentures will rank PARI PASSU with all Other Debentures and will be unsecured and will rank subordinate and junior in right of payment to all Senior and Subordinated Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

    The Corporation is a holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiary. The Corporation is a legal entity separate and distinct from its subsidiary. Holders of Junior Subordinated Debentures should look only to the Corporation for payments on the Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends, interest and fees from its subsidiary. The Corporation relies primarily on dividends from the Bank to meet its obligations for payment of principal and interest on its corporate expenses. There are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Bank. As of December 31, 1996, under applicable banking statutes and the Bank's dividend policy, the total capital available for payment of dividends by the Bank to the Corporation was approximately $24 million. However, banking regulatory authorities have the power to prohibit any act, including the payment of dividends, if such act would reduce bank capital to a point that, in the opinion of such regulatory authorities, would render the Bank undercapitalized and thus constitute an unsafe or unsound banking practice. In addition, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank is generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

    Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. At December 31, 1996, the subsidiary of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $1.0 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiary and all liabilities of any future subsidiaries of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior and Subordinated Indebtedness. See "--Subordination."

OPTION TO EXTEND INTEREST PAYMENT DATE

    So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.28%, compounded quarterly, to the extent permitted by applicable law. During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Preferred Securities, holders of Junior Subordinated Debentures (or holders of the Trust Preferred Securities while Trust Preferred Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank PARI PASSU with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks PARI PASSU with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

    Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least one Business Day prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Trust Preferred Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

ADDITIONAL SUMS

    If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

    Subject to the Corporation having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after May 19, 2002, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), upon the occurrence and during the continuance of a Special Event, in each case at redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless the Corporation defaults in payments of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

    If the Trust is required to pay additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

    The Junior Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

    As described under "Description of Trust Preferred Securities--Liquidation Distribution Upon Termination," under certain circumstances involving the termination of the Trust, the Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of the Trust Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depositary or any successor depositary for the Trust Preferred Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Trust Preferred Securities. If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of the Trust, the Corporation will use its best efforts to list the Junior Subordinated Debentures on the Nasdaq National Market or such other stock exchanges or automated quotation system, if any, on which the Trust Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Trust Preferred Securities.

CERTAIN COVENANTS OF THE CORPORATION

    If at any time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure,
(2) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (3) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing, then the Corporation will not,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank PARI PASSU with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks PARI PASSU or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

    So long as the Trust Securities remain outstanding, the Corporation also will covenant (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and
(iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

SUBORDINATION

    In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior and Subordinated Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior and Subordinated Indebtedness will first be entitled to receive payment in full of principal of all Allocable Amounts (as defined below) on such Senior and Subordinated Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

    In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior and Subordinated Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

    No payments on account of principal, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to any Senior and Subordinated Indebtedness, or an event of default with respect to any Senior and Subordinated Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

    "Allocable Amounts," when used with respect to any Senior and Subordinated Indebtedness, means all amounts due or to become due on such Senior and Subordinated Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior and Subordinated Indebtedness (whether as a result of the receipt of payments by the holders of such Senior and Subordinated Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior and Subordinated Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior and Subordinated Indebtedness or otherwise) but for the fact that such Senior and Subordinated Indebtedness is subordinated or junior in right of payment to (or subject to a requirement that amounts received on such Senior and Subordinated Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

    "Indebtedness" shall mean with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of the any person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, banker's acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person;
(vi) all indebtedness of such person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

    "Senior and Subordinated Indebtedness" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness of the Corporation whether incurred on or prior to the date of the Indenture or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Indebtedness which is PARI PASSU with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior and Subordinated Indebtedness shall not be deemed to include (i) any Indebtedness of the Corporation which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Indebtedness of the Corporation to any of its subsidiaries, (iii) Indebtedness to any employee of the Corporation, and (iv) any other debt securities issued pursuant to the Indenture.

    The Corporation is a holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiary. The Corporation relies primarily on dividends from the Bank to meet its corporate expenses. The Corporation is a legal entity separate and distinct from its subsidiaries. Holders of Junior Subordinated Debentures should look only to the Corporation for payments on the Junior Subordinated Debentures. There are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Bank. See "--General." In addition, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries.

    Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. At December 31, 1996, the subsidiary of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $1.0 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiary and all liabilities of any future subsidiaries of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior and Subordinated Indebtedness.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The Junior Subordinated Debentures will be represented by global certificates registered in the name of the Depositary or its nominee ("Global Subordinated Debenture"). Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary. Except as described below, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

    Unless and until a Global Subordinated Debenture is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, it may not be transferred except as a whole by the Depositary for such Global Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable or
(iii) there shall have occurred and be continuing a Debenture Event of Default with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Junior Subordinated Debentures represented by a global security will be made to the Depositary, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the first day of the month in which such payment is to be made. For a description of the Depositary and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

    The Corporation will appoint the Debenture Trustee as securities registrar under the Indenture (the "Securities Registrar"). Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar. The Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in the place of payment. The Corporation may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

    In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL SUBORDINATED DEBENTURES

    Upon the issuance of the Global Subordinated Debenture and the deposit of such Global Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Ownership of beneficial interests in a Global Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Subordinated Debenture.

    So long as the Depositary for a Global Subordinated Debenture, or its nominee, is the registered owner of such Global Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of and interest on individual Junior Subordinated Debentures represented by a Global Subordinated Debenture registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Corporation expects that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of a permanent Global Subordinated Debenture representing the Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Subordinated Debenture as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation with 90 days, the Corporation will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. In addition, the Corporation may at any time and in its sole discretion, determine not to have the Junior Subordinated Debentures represented by one or more Global Subordinated Debenture and, in such event, will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. Further, the Corporation so specifies with respect to the Junior Subordinated Debentures, an owner of a beneficial interest in a Global Subordinated Debenture representing Junior Subordinated Debentures may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Subordinated Debenture, receive individual Junior Subordinated Debentures in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a Global Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

    Payment of principal of and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

    Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

MODIFICATION OF INDENTURE

    From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures), and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or make the principal of, or interest on, the Junior Subordinated Debentures payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that so long as any of the Trust Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Trust Preferred Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. Where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Trust Preferred Securities. In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal on the Junior Subordinated Debentures or any other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

       (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

        (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. If the Debenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in the aggregate Liquidation Amount of the Trust Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

    In case a Debenture Event of Default shall occur and be continuing as to Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

    The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

    If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay the principal of or interest on the Junior Subordinated Debentures on the due date, a holder of Trust Preferred Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Trust Preferred Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

    The holders of the Trust Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Trust Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture provides that the Corporation shall not consolidate with or merge into any other person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another person or conveys or transfers its properties substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

    The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the Stated Maturity Date, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

COVENANTS OF THE CORPORATION

    The Corporation will covenant in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) the Trust is the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of the Trust has occurred and is continuing and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of the Trust Preferred Securities-- Redemption") in respect of the Trust Preferred Securities, the Corporation will pay to the Trust such Additional Sums. The Corporation will also covenant, as to the Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust to which Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate the Trust except as prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

    The Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Trust Preferred Securities for the benefit of the holders from time to time of the Trust Preferred Securities. The Bank of New York will act as Guarantee Trustee under the Guarantee for purposes of compliance with the Trust Indenture Act, and the Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

GENERAL

    The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

    The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable redemption price with respect to the Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to holders of the Trust Preferred Securities or the redemption of all Trust Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

    If the Corporation does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior and Subordinated Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiary and all liabilities of any future subsidiaries of the Corporation. Claimants should look only to the assets of the Corporation for payments under the Guarantee. See "Description of the Junior Subordinated Debentures--General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior and Subordinated Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

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    The Corporation will, through the Guarantee, the Trust Agreement, the Junior
Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. See "Relationship
Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior and Subordinated Indebtedness in the same manner as the Junior Subordinated Debentures.

    The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust Preferred Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior and Subordinated Indebtedness that may be incurred by the Corporation.

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

    The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Trust Preferred Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                              BOOK-ENTRY ISSUANCE

    The Depositary will act as securities depositary for all of the Trust Preferred Securities and the Junior Subordinated Debentures. The Trust Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global certificates will be issued for the Trust Preferred Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.

    The Depositary is a limited purpose trust company organized under the New York Banking Law, as "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

    Purchases of Trust Preferred Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities or Junior Subordinated Debentures on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Securities and each Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Trust Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Junior Subordinated Debentures is discontinued.

    The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities or Junior Subordinated Debentures; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. as the registered holder of the Trust Preferred Securities or Junior Subordinated Debentures. If less than all of the Trust Preferred Securities or the Junior Subordinated Debentures are being redeemed, the Depositary will determine by lot or PRO RATA the amount of the Trust Preferred Securities of each Direct Participant to be redeemed.

    Although voting with respect to the Trust Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Trust Preferred Securities or Junior Subordinated Debentures, as applicable, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, the Depositary would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Issuer Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Trust Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Issuer Trustee to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Issuer Trustee, the Trust or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the relevant Issuer Trustee, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    The Depositary may discontinue providing its services as securities depositary with respect to any of the Trust Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Issuer Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Trust Preferred Securities or Subordinated Debentures certificates representing such Trust Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use the system of book-entry transfers through the Depositary (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Trust Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depositary. In any such event, definitive certificates for such Trust Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

    The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Trust and the Corporation believe to be accurate but the Trust and the Corporation assume no responsibility for the accuracy thereof. Neither the Trust nor the Corporation has any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. If and to the extent that the Corporation does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Preferred Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Trust Preferred Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee will be subordinate and junior in right of payment to all Senior and Subordinated Indebtedness.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

    A holder of any Trust Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

    A default or event of default under any Senior and Subordinated Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior and Subordinated Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

    The Trust Preferred Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Trust

Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture will be entitled to receive from the Corporation the principal amount of and interest on Junior Subordinated Debentures held, while a holder of Trust Preferred Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Preferred Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior and Subordinated Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Trust Preferred Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    In the opinion of Elias, Matz, Tiernan & Herrick L.L.P., special federal income tax counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities held as capital assets by a holder who purchases such Trust Preferred Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) engaged in a U.S. trade or business or persons that will hold the Trust Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Trust Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended ("Code"). Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Tax Counsel is not binding on the Internal Revenue Service ("IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

    In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. The Corporation, the Trust and the holders of the Trust Preferred Securities (by acceptance of a beneficial interest in a Trust Preferred Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Corporation for all United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Trust Preferred Securities, Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

    Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Trust Preferred Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

    The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

    Because income on the Trust Preferred Securities will constitute interest or OID, corporate holders of the Trust Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

    The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Trust Preferred Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by such holder.

    Under certain circumstances described herein (see "Description of Trust Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Trust Preferred Securities. Such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Trust Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Trust Preferred Securities for cash. See "--Sales of Trust Preferred Securities."

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
SALES OF TRUST PREFERRED SECURITIES

    A holder that sells Trust Preferred Securities (including a redemption of the Trust Preferred Securities by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in the Trust Preferred Securities and the amount realized on the sale of such Trust Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Trust Preferred Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Trust Preferred Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year.

    The Trust Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debenture are deemed to have been issued with OID) who disposes of his Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

    On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Trust Preferred Securities would receive cash in redemption of their Trust Preferred Securities. See "Description of Trust Preferred Securities--Redemption" and "Description of Junior Subordinated Debentures."

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

    A "U.S. Holder" is a holder of Trust Preferred Securities who or which is
(i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in its gross income for federal income tax purposes without regard to its source or (iv) a trust over which (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have the authority to control all substantial decisions of the trust.

    Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Trust Preferred Security who or which is a United States Alien Holder will not be

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subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Trust Preferred Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Trust Preferred Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Trust Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Trust Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Trust Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Trust Preferred Security.

    As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

INFORMATION REPORTING TO HOLDERS

    Generally, income on the Trust Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Trust Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the Trust Preferred Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

                              ERISA CONSIDERATIONS

    Each of the Corporation (the obligor with respect to the Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans that are subject to ERISA and certain employee benefit-related provisions of the Code. The purchase and/or holding of Trust Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Trust Preferred Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, any persons exercising discretion with respect to the Junior Subordinated Debentures may become fiduciary parties in interest or disqualified persons with respect to investing Plans. In order to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Trust Preferred Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Corporation may not remove the Property Trustee without the approval of a majority of the holders of the Trust Preferred Securities. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

    A Plan fiduciary should consider whether the purchase of Trust Preferred Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of Section 3(38) of ERISA) for the purposes of delegation of authority under ERISA.

    THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE CORPORATION, THE PROPERTY TRUSTEE, THE UNDERWRITERS OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE TRUST PREFERRED SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE TRUST PREFERRED SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

                                  UNDERWRITING

    Legg Mason Wood Walker, Incorporated and Piper Jaffray Inc. (the "Underwriters"), have agreed, subject to the terms and conditions of an Underwriting Agreement to be entered into by the Underwriters, the Corporation and the Trust that the Corporation and the Trust will sell to the Underwriters, and the Underwriters, severally and not jointly, will purchase from the Trust, the number of Trust Preferred Securities set forth below opposite their respective names.

                                                                                                       NUMBER OF
                                                                                                         TRUST
                                                                                                       PREFERRED
                                         NAME OF UNDERWRITER                                           SECURITIES
-----------------------------------------------------------------------------------------------------  ----------
Legg Mason Wood Walker, Incorporated.................................................................     500,000
Piper Jaffray Inc....................................................................................     500,000
        Total........................................................................................   1,000,000
                                                                                                       ----------

    The Underwriters have committed to purchase and pay for all such Trust Preferred Securities if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults, the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement terminated.

    The Underwriters have advised the Corporation and the Trust that they propose to offer the Trust Preferred Securities directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $0.50 per Trust Preferred Security. The Underwriters may allow and such dealers may reallow a concession not in excess of $0.25 per Trust Preferred Security to certain other brokers and dealers. After the public offering, the public offering price, concession and reallowance, and other selling terms may be changed by the Underwriters.

    In view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $0.94 per Trust Preferred Security.

    The Trust has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 150,000 Trust Preferred Securities at the public offering price set forth on the cover page hereof less underwriting discounts. The Underwriters may exercise such option to purchase additional Trust Preferred Securities solely for the purpose of covering over-allotments, if any, incurred in the sale of the Trust Preferred Securities.

    To the extent that the Underwriters exercise their option to purchase additional Trust Preferred Securities, the Trust will issue and sell to the Corporation additional Common Securities and the Corporation will issue and sell to the Trust Junior Subordinated Debentures in an aggregate principal amount equal to the total aggregate Liquidation Amount of the additional Trust Preferred Securities being purchased pursuant to the option and the additional Common Securities.

    The Corporation and the Trust have agreed in the Underwriting Agreement that, subject to certain conditions, prior to 90 days following the Issue Date, neither will, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, Trust Preferred Securities, any securities convertible into, exchangeable or exerciseable for Trust Preferred Securities or the Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or any equity security substantially similar to the Trust Preferred Securities, except with the prior written consent of Legg Mason Wood Walker, Incorporated, and except for any disposal of Junior Subordinated Debentures following a liquidation of the Trust.

    Each of the Corporation and the Trust has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to be made in respect thereof.

    The Underwriters have advised the Trust that they do not intend to confirm sales to any account over which they exercise discretionary authority in excess of 5% of the number of Trust Preferred Securities offered hereby.

    In connection with this offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Trust Preferred Securities. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. In addition, the Underwriters may bid for and purchase Trust Preferred Securities in the open market to stabilize the price of the Trust Preferred Securities. These activities may stabilize or maintain the market price of the Trust Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Corporation by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Trust. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The consolidated financial statements of Independent Bank Corp. and subsidiary incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing therein.

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    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           --------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Available Information..........................          4
Incorporation of Certain Documents by
  Reference....................................          4
Summary........................................          5
Risk Factors...................................         10
Independent Bank Corp..........................         16
Use of Proceeds................................         17
Ratios of Earnings to Fixed Charges............         17
Capitalization.................................         18
Accounting Treatment...........................         19
Recent Developments............................         20
Selected Consolidated Financial Data...........         22
Management of Independent and the Bank.........         23
Independent Capital Trust I....................         26
Description of Trust Preferred Securities......         27
Description of Junior Subordinated
  Debentures...................................         41
Description of Guarantee.......................         53
Book-Entry Issuance............................         55
Relationship Among the Trust Preferred
  Securities, the Junior Subordinated
  Debentures and the Guarantee.................         58
Certain Federal Income Tax Consequences........         60
ERISA Considerations...........................         64
Underwriting...................................         65
Legal Matters..................................         66
Independent Public Accountants.................         66

                           --------------------------

    UNTIL JUNE 8, 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                           1,000,000 TRUST PREFERRED
                                   SECURITIES

                              INDEPENDENT CAPITAL
                                    TRUST I

                  9.28% CUMULATIVE TRUST PREFERRED SECURITIES
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                                     [LOGO]

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                             LEGG MASON WOOD WALKER
                                  INCORPORATED

                               PIPER JAFFRAY INC.

                                  MAY 14, 1997

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